                                  EXHIBIT 10-1

                      SAFETY NATIONAL CASUALTY CORPORATION

                               PRIVACY STATEMENT

OUR COMMITMENT TO OUR CUSTOMERS

Safety National Casualty Corporation ("Safety National") is proud to have provided quality products and services to its customers for over 50 years. We greatly appreciate the trust that you and all of our customers place in us. We protect that trust by respecting the privacy of all of our customers, both present and past. The following will explain our privacy practices so that you will understand our commitment to your privacy.

WE RESPECT YOUR PRIVACY

When you apply to Safety National for any type of insurance, you disclose information about you to us. The collection, use and disclosure of such information is regulated by law. Safety National and its affiliates maintain physical, electronic and procedural safeguards that comply with state and federal regulations to guard your personal information. Our employees are also advised of the importance of maintaining the confidentiality of your information.

TYPES OF INFORMATION WE COLLECT

Safety National obtains most of our information directly from you, your agent or broker. The application you complete, as well as any additional information you provide, generally gives us most of the details we need to know. Depending on the nature of your insurance transaction, we may need further details about you.

We may obtain information from third parties, such as other insurance or reinsurance companies, medical providers, government agencies, information clearinghouses and other public records. We may also obtain information about you from your other transactions with us, our affiliates or others.

WHAT WE DO WITH YOUR INFORMATION

Information that has been collected about you will be retained in our files. We will review your information in evaluating your request for insurance coverage, determining your rates or underwriting risk, servicing your policy or adjusting claims. We may retain information about our former customers and would disclose that information only to affiliates and to non-affiliates as described in this notice or as otherwise permitted by law.

TO WHOM DO WE DISCLOSE YOUR INFORMATION

We will not disclose any non-public, personal information about our customers or former customers, except as permitted by law. That means we may disclose information we have collected about you to the following types of third parties:

- Our affiliated companies (members of the Delphi Financial group of companies).

-     Your agent or broker.

- Parties who perform a business or insurance function for Safety National, including reinsurance, auditing, underwriting, claims administration or adjusting, investigation, loss control and computer systems companies.

- Other insurance companies or agents as reasonably necessary concerning your application, policy or claim.

-     Insurance regulatory or statistical reporting agencies.

- Law enforcement or governmental authorities in connection with suspected fraud or illegal activities.

- Authorized persons as ordered by subpoena, warrant or court order, or as required by law.

We do not disclose any non-public, personal information about you to non-affiliated companies for marketing purposes or for any other purpose except those specifically allowed by law and described above.

INDEPENDENT SALES AGENTS OR BROKERS

Your policy may have been placed with us through an independent agent or broker ("Sales Agent"). Your Sales Agent may have gathered information about you. The use and protection of information obtained by your Sales Agent is their responsibility, not Safety National's. If you have questions about how your Sales Agent uses or discloses your information, please contact them directly.

WC 99 99 28

                                 [SNCC(R) LOGO]

                      SAFETY NATIONAL CASUALTY CORPORATION
                        2043 WOODLAND PARKWAY, SUITE 200
                            ST. LOUIS, MISSOURI 63146
                                  (314)995-5300

WC 99 99 00 (02 96)

[SNCC(R) LOGO]   SAFETY NATIONAL                          WC 00 00 00 A (04 92)
               Casualty Corporation
                 A Stock Company

WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY

In return for the payment of the premium and subject to all terms of this policy, we agree with you as follows:

                                 GENERAL SECTION

A.    THE POLICY

      This policy includes at its effective date the Information Page and all endorsements and schedules listed there. It is a contract of insurance between you (the employer named in Item 1 of the Information Page) and us (the insurer named on the Information Page). The only agreements relating to this insurance are stated in this policy. The terms of this policy may not be changed or waived except by endorsement issued by us to be part of this policy.

B.    WHO IS INSURED

      You are insured if you are an employer named in Item 1 of the Information Page. If that employer is a partnership, and if you are one of its partners, you are insured, but only in your capacity as an employer of the partnership's employees.

C.    WORKERS COMPENSATION LAW

      Workers Compensation Law means the workers or workmen's compensation law and occupational disease law of each state or territory named in Item 3.A. of the Information Page. It includes any amendments to that law which are in effect during the policy period. It does not include any federal workers or workmen's compensation law, any federal occupational disease law or the provisions of any law that provide nonoccupational disability benefits.

D.    STATE

      State means any state of the United States of America, and the District of Columbia.

E.    LOCATIONS

      This policy covers all of your workplaces listed in Items 1 or 4 of the Information Page; and it covers all other workplaces in Item 3.A. states unless you have other insurance or are self-insured for such workplaces.

                                    PART ONE
                         WORKERS COMPENSATION INSURANCE

A.    HOW THIS INSURANCE APPLIES

      This workers compensation insurance applies to bodily injury by accident or bodily injury by disease. Bodily injury includes resulting death.

      1.    Bodily injury by accident must occur during the policy period.

      2. Bodily injury by disease must be caused or aggravated by the conditions of your employment. The employee's last day of last exposure to the conditions causing or aggravating such bodily injury by disease must occur during the policy period.

B.    WE WILL PAY

      We will pay promptly when due the benefits required of you by the workers compensation law.

C.    WE WILL DEFEND

      We have the right and duty to defend at our expense any claim, proceeding or suit against you for benefits payable by this insurance. We have the right to investigate and settle these claims, proceedings or suits.

      We have no duty to defend a claim, proceeding or suit that is not covered by this insurance.

D.    WE WILL ALSO PAY

      We will also pay these costs, in addition to other amounts payable under this insurance, as part of any claim, proceeding or suit we defend:

      1. Reasonable expenses incurred at our request, but not loss of earnings;

      2. Premiums for bonds to release attachments and for appeal bonds in bond amounts up to the amount payable under this insurance;

      3.    Litigation costs taxed against you;

      4. Interest on a judgment as required by law until we offer the amount due under this insurance; and

      5.    Expenses we incur.

E.    OTHER INSURANCE

      We will not pay more than our share of benefits and costs covered by this insurance and other

(c) 1991 NATIONAL COUNCIL ON COMPENSATION INSURANCE.                Page 1 of 6

                                                           WC 00 00 00 A (04 92)

      insurance or self-insurance. Subject to any limits of liability that may apply, all shares will be equal until the loss is paid. If any insurance or self-insurance is exhausted, the shares of all remaining insurance will be equal until the loss is paid.

F.    PAYMENTS YOU MUST MAKE

      You are responsible for any payments in excess of the benefits regularly provided by the workers compensation law including those required because:

      1.    of your serious and willful misconduct;

      2.    you knowingly employ an employee in violation of law;

      3.    you fail to comply with a health or safety law or regulation; or

      4. you discharge, coerce or otherwise discriminate against any employee in violation of the workers compensation law.

      If we make any payments in excess of the benefits regularly provided by the workers compensation law on your behalf, you will reimburse us promptly.

G.    RECOVERY FROM OTHERS

      We have your rights, and the rights of persons entitled to the benefits of this insurance, to recover our payments from anyone liable for the injury. You will do everything necessary to protect those rights for us and to help us enforce them.

H.    STATUTORY PROVISIONS

      These statements apply where they are required by law.

      1. As between an injured worker and us, we have notice of the injury when you have notice.

      2. Your default or the bankruptcy or insolvency of you or your estate will not relieve us of our duties under this insurance after an injury occurs.

      3. We are directly and primarily liable to any person entitled to the benefits payable by this insurance. Those persons may enforce our duties; so may an agency authorized by law. Enforcement may be against us or against you and us.

      4. Jurisdiction over you is jurisdiction over us for purposes of the workers compensation law. We are bound by decisions against you under that law, subject to the provisions of this policy that are not in conflict with that law.

      5. This insurance conforms to the parts of the workers compensation law that apply to:

            a.    benefits payable by this insurance;

            b. special taxes, payments into security or other special funds, and assessments payable by us under that law.

      6. Terms of this insurance that conflict with the workers compensation law are changed by this statement to conform to that law.

      Nothing in these paragraphs relieves you of your duties under this policy.

                                    PART TWO
                         EMPLOYERS LIABILITY INSURANCE

A.    HOW THIS INSURANCE APPLIES

      This employers liability insurance applies to bodily injury by accident or bodily injury by disease. Bodily injury includes resulting death.

      1. The bodily injury must arise out of and in the course of the injured employee's employment by you.

      2. The employment must be necessary or incidental to your work in a state or territory listed in Item 3.A. of the Information Page.

      3.    Bodily injury by accident must occur during the policy period.

      4. Bodily injury by disease must be caused or aggravated by the conditions of your employment. The employee's last day of last exposure to the conditions causing or aggravating such bodily injury by disease must occur during the policy period.

      5. If you are sued, the original suit and any related legal actions for damages for bodily injury by accident or by disease must be brought in the United States of America, its territories or possessions, or Canada.

B.    WE WILL PAY

      We will pay all sums you legally must pay as damages because of bodily injury to your employees, provided the bodily injury is covered by this Employers Liability Insurance.

      The damages we will pay, where recovery is permitted by law, include damages:

      1. for which you are liable to a third party by reason of a claim or suit against you by that third party to recover the damages claimed

(c) 1991 NATIONAL COUNCIL ON COMPENSATION INSURANCE.                Page 2 of 6

WC 00 00 00 A (04 92)

            against such third party as a result of injury to your employee;

      2.    for care and loss of services; and

      3. for consequential bodily injury to a spouse, child, parent, brother or sister of the injured employee; provided that these damages are the direct consequence of bodily injury that arises out of and in the course of the injured employee's employment by you; and

      4. because of bodily injury to your employee that arises out of and in the course of employment, claimed against you in a capacity other than as employer.

C.    EXCLUSIONS

      This insurance does not cover:

      1. liability assumed under a contract. This exclusion does not apply to a warranty that your work will be done in a workmanlike manner;

      2. punitive or exemplary damages because of bodily injury to an employee employed in violation of law;

      3. bodily injury to an employee while employed in violation of law with your actual knowledge or the actual knowledge of any of your executive officers;

      4. any obligation imposed by a workers compensation, occupational disease, unemployment compensation, or disability benefits law, or any similar law;

      5.    bodily injury intentionally caused or aggravated by you;

      6. bodily injury occurring outside the United States of America, its territories or possessions, and Canada. This exclusion does not apply to bodily injury to a citizen or resident of the United States of America or Canada who is temporarily outside these countries;

      7. damages arising out of coercion, criticism, demotion, evaluation, reassignment, discipline, defamation, harassment, humiliation, discrimination against or termination of any employee, or any personnel practices, policies, acts or omissions;

      8 bodily injury to any person in work subject to the Longshore and Harbor Workers' Compensation Act (33 USC Sections 901-950), the Non-appropriated Fund Instrumentalities Act (5 USC Sections 8171-8173), the Outer Continental Shelf Lands Act (43 USC Sections 1331-1356), the Defense Base Act (42 USC Sections 1651-1654), the Federal Coal Mine Health and Safety Act of 1969 (30 USC Sections 901-942), any other federal workers or workmen's compensation law or other federal occupational disease law, or any amendments to these laws;

      9. bodily injury to any person in work subject to the Federal Employers' Liability Act (45 USC Sections 51-60), any other federal laws obligating an employer to pay damages to an employee due to bodily injury arising out of or in the course of employment, or any amendments to those laws;

      10.   bodily injury to a master or member of the crew of any vessel;

      11.   fines or penalties imposed for violation of federal or state law;
            and

      12. damages payable under the Migrant and Seasonal Agricultural Worker Protection Act (29 USC Sections 1801-1872) and under any other federal law awarding damages for violation of those laws or regulations issued thereunder, and any amendments to those laws.

D.    WE WILL DEFEND

      We have the right and duty to defend, at our expense, any claim, proceeding or suit against you for damages payable by this insurance. We have the right to investigate and settle these claims, proceedings and suits.

      We have no duty to defend a claim, proceeding or suit that is not covered by this insurance. We have no duty to defend or continue defending after we have paid our applicable limit of liability under this insurance.

E.    WE WILL ALSO PAY

      We will also pay these costs, in addition to other amounts payable under this insurance, as part of any claim, proceeding, or suit we defend:

      1. reasonable expenses incurred at our request, but not loss of earnings;

      2. premiums for bonds to release attachments and for appeal bonds in bond amounts up to the limit of our liability under this insurance;

      3.    litigation costs taxed against you;

      4. interest on a judgment as required by law until we offer the amount due under this insurance; and

      5.    expenses we incur.

(c) 1991 NATIONAL COUNCIL ON COMPENSATION INSURANCE.                 Page 3 of 6

                                                           WC 00 00 00 A (04 92)

F.    OTHER INSURANCE

      We will not pay more than our share of damages and costs covered by this insurance and other insurance or self-insurance. Subject to any limits of liability that apply, all shares will be equal until the loss is paid. If any insurance or self-insurance is exhausted, the shares of all remaining insurance and self-insurance will be equal until the loss is paid.

G.    LIMITS OF LIABILITY

      Our liability to pay for damages is limited. Our limits of liability are shown in Item 3.B. of the Information Page. They apply as explained below.

      1. Bodily Injury by Accident. The limit shown for "bodily injury by accident--each accident" is the most we will pay for all damages covered by this insurance because of bodily injury to one or more employees in any one accident.

            A disease is not bodily injury by accident unless it results directly from bodily injury by accident.

      2. Bodily Injury by Disease. The limit shown for "bodily injury by disease--policy limit" is the most we will pay for all damages covered by this insurance and arising out of bodily injury by disease, regardless of the number of employees who sustain bodily injury by disease. The limit shown for "bodily injury by disease-- each employee" is the most we will pay for all damages because of bodily injury by disease to any one employee.

            Bodily injury by disease does not include disease that results directly from a bodily injury by accident.

      3. We will not pay any claims for damages after we have paid the applicable limit of our liability under this insurance.

H.    RECOVERY FROM OTHERS

      We have your rights to recover our payment from anyone liable for an injury covered by this insurance. You will do everything necessary to protect those rights for us and to help us enforce them.

I.    ACTIONS AGAINST US

      There will be no right of action against us under this insurance unless:

      1.    You have complied with all the terms of this policy; and

      2. The amount you owe has been determined with our consent or by actual trial and final judgment.

      This insurance does not give anyone the right to add us as a defendant in an action against you to determine your liability. The bankruptcy or insolvency of you or your estate will not relieve us of our obligations under this Part.

                                   PART THREE
                             OTHER STATES INSURANCE

A.    HOW THIS INSURANCE APPLIES

      1. This other states insurance applies only if one or more states are shown in Item 3.C. of the Information Page.

      2. If you begin work in any one of those states after the effective date of this policy and are not insured or are not self-insured for such work, all provisions of the policy will apply as though that state were listed in Item 3.A. of the Information Page.

      3. We will reimburse you for the benefits required by the workers compensation law of that state if we are not permitted to pay the benefits directly to persons entitled to them.

      4. If you have work on the effective date of this policy in any state not listed in Item 3.A. of the Information Page, coverage will not be afforded for that state unless we are notified within thirty days.

B.    NOTICE

      Tell us at once if you begin work in any state listed in Item 3.C. of the Information Page.

                                    PART FOUR
                          YOUR DUTIES IF INJURY OCCURS

      Tell us at once if injury occurs that may be covered by this policy. Your other duties are listed here.

      1. Provide for immediate medical and other services required by the workers compensation law.

      2. Give us or our agent the names and addresses of the injured persons and of witnesses, and other information we may need.

      3. Promptly give us all notices, demands and legal papers related to the injury, claim, proceeding or suit.

(c) 1991 NATIONAL COUNCIL ON COMPENSATION INSURANCE.                Page 4 of 6

WC 00 00 00 A (04 92)

      4. Cooperate with us and assist us, as we may request, in the investigation, settlement or defense of any claim, proceeding or suit.

      5. Do nothing after an injury occurs that would interfere with our right to recover from others.

      6. Do not voluntarily make payments, assume obligations or incur expenses, except at your own cost.

                               PART FIVE--PREMIUM

A.    OUR MANUALS

      All premium for this policy will be determined by our manuals of rules, rates, rating plans and classifications. We may change our manuals and apply the changes to this policy if authorized by law or a governmental agency regulating this insurance.

B.    CLASSIFICATIONS

      Item 4 of the Information Page shows the rate and premium basis for certain business or work classifications. These classifications were assigned based on an estimate of the exposures you would have during the policy period. If your actual exposures are not properly described by those classifications, we will assign proper classifications, rates and premium basis by endorsement to this policy.

C.    REMUNERATION

      Premium for each work classification is determined by multiplying a rate times a premium basis. Remuneration is the most common premium basis. This premium basis includes payroll and all other remuneration paid or payable during the policy period for the services of:

      1. all your officers and employees engaged in work covered by this policy; and

      2. all other persons engaged in work that could make us liable under Part One (Workers Compensation Insurance) of this policy. If you do not have payroll records for these persons, the contract price for their services and materials may be used as the premium basis. This paragraph 2 will not apply if you give us proof that the employers of these persons lawfully secured their workers compensation obligations.

D.    PREMIUM PAYMENTS

      You will pay all premium when due. You will pay the premium even if part or all of a workers compensation law is not valid.

E.    FINAL PREMIUM

      The premium shown on the Information Page, schedules, and endorsements is an estimate. The final premium will be determined after this policy ends by using the actual, not the estimated, premium basis and the proper classifications and rates that lawfully apply to the business and work covered by this policy. If the final premium is more than the premium you paid to us, you must pay us the balance. If it is less, we will refund the balance to you. The final premium will not be less than the highest minimum premium for the classifications covered by this policy.

      If this policy is canceled, final premium will be determined in the following way unless our manuals provide otherwise:

      1. If we cancel, final premium will be calculated pro rata based on the time this policy was in force. Final premium will not be less than the pro rata share of the minimum premium.

      2. If you cancel, final premium will be more than pro rata; it will be based on the time this policy was in force, and increased by our short-rate cancelation table and procedure. Final premium will not be less than the minimum premium.

F.    RECORDS

      You will keep records of information needed to compute premium. You will provide us with copies of those records when we ask for them.

G.    AUDIT

      You will let us examine and audit all your records that relate to this policy. These records include ledgers, journals, registers, vouchers, contracts, tax reports, payroll and disbursement records, and programs for storing and retrieving data. We may conduct the audits during regular business hours during the policy period and within three years after the policy period ends. Information developed by audit will be used to determine final premium. Insurance rate service organizations have the same rights we have under this provision.

(c) 1991 NATIONAL COUNCIL ON COMPENSATION INSURANCE.                 Page 5 of 6

                                                           WC 00 00 00 A (04 92)

                              PART SIX--CONDITIONS

A.    INSPECTION

      We have the right, but are not obliged to inspect your workplaces at any time. Our inspections are not safety inspections. They relate only to the insurability of the workplaces and the premiums to be charged. We may give you reports on the conditions we find. We may also recommend changes. While they may help reduce losses, we do not undertake to perform the duty of any person to provide for the health or safety of your employees or the public. We do not warrant that your workplaces are safe or healthful or that they comply with laws, regulations, codes or standards. Insurance rate service organizations have the same rights we have under this provision.

B.    LONG TERM POLICY

      If the policy period is longer than one year and sixteen days, all provisions of this policy will apply as though a new policy were issued on each annual anniversary that this policy is in force.

C.    TRANSFER OF YOUR RIGHTS AND DUTIES

      Your rights or duties under this policy may not be transferred without our written consent.

      If you die and we receive notice within thirty days after your death, we will cover your legal representative as insured.

D.    CANCELATION

      1. You may cancel this policy. You must mail or deliver advance written notice to us stating when the cancelation is to take effect.

      2. We may cancel this policy. We must mail or deliver to you not less than ten days advance written notice stating when the cancelation is to take effect. Mailing that notice to you at your mailing address shown in Item 1 of the Information Page will be sufficient to prove no-

      3. The policy period will end on the day and hour stated in the cancelation notice.

      4. Any of these provisions that conflict with a law that controls the cancelation of the insurance in this policy is changed by this statement to comply with the law.

E.    SOLE REPRESENTATIVE

      The insured first named in Item 1 of the Information Page will act on behalf of all insureds to change this policy, receive return premium, and give or receive notice of cancelation.

              /s/ Jeffrey Otto               /s/ Terrance Schoeninger
                 Secretary                           President

(c) 1991 NATIONAL COUNCIL ON COMPENSATION INSURANCE.                 Page 6 of 6

SAFETY NATIONAL CASUALTY CORP     WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY
2043 WOODLAND PARKWAY STE 200     INSURANCE POLICY
ST LOUIS, MO 63146                                        POLICY PERIOD
(314) 995-5300                 POLICY NUMBER       FROM                  TO

                               LPT 149 NY        8-25-1992            10-10-2001
                                              12:01 A.M. Standard Time at the
                                              address of the Insured as stated
                                              herein

TRANSACTION

New York Self Insurance Replacement as of 6-1-2005

1.  NAMED INSURED AND ADDRESS                                    AGENT
-------------------------------------------------------    ---------------------------
Genesee Corporation, Ontario Foods, Incorporated,          Mr. David Gosling
GBC Liquidating Corp. formerly known as Genesee Brewing    Brown and Brown of New York
Company, Inc. and Fred Koch Brewery                        45 E Avenue
16 West Main Street, 600 Powers Building                   Rochester, NY 14604
Rochester, NY 14614

Customer #       Carrier #   FEIN #         Risk ID #      Entity of Insured
                 16349       43-0727872

      Additional Locations:

2. The Policy Period is from 8-25-1992 To 10-10-2001 12:01 a.m. Standard Time at the Insured's mailing address.

3.    A.    Workers Compensation Insurance: Part One of the policy applies to the Workers Compensation Law of the states listed here: New York

      B. Employers Liability Insurance: Part Two of the policy applies to work in each state listed in Item 3.A. The limits of our liability under Part Two are: See WC 99 31 02

Bodily Injury by Accident      $    each accident
Bodily Injury by Disease       $    policy limit
Bodily Injury by Disease       $    each employee

      C.    Other States Insurance: None

      D. This policy includes these endorsements and schedules: See attached Schedule

4. The premium for this policy will be determined by our Manuals of Rules, Classifications, Rates, and Rating Plans. All information required below is subject to verification and change by audit.

                        SEE EXTENSION OF INFORMATION PAGE

      MINIMUM PREMIUM   $          TOTAL ESTIMATED ANNUAL PREMIUM   $  2,360,000
                                               NYCCPAP ADJUSTMENT   $
                                                 EXPENSE CONSTANT   $
ASSESSMENTS AND TAXES   $ 414,416                PREMIUM DISCOUNT   $
                                                  DEPOSIT PREMIUM   $  2,360,000

[X] This Is a Fixed Rate Policy
Premium Adjustment Period  _____  Annual;  ____  Semiannual;  ____  Quarterly; Monthly

Countersigned this 21st Day of July 2005         /s/  David E. Gosling
                                                 ------------------------------
Issued Date: 7-21-2005                                Authorized Representative

Issuing Office Safety National Casualty Corporation

WC 00 00 01 A 02 96 (WC 99 04 03 IN CALIFORNIA)

SAFETY NATIONAL CASUALTY CORP     WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY
2043 WOODLAND PARKWAY, STE 200    INSURANCE POLICY INFORMATION PAGE
ST. LOUIS, MO 63146
                            Policy Number:    LPT 149 NY
                            Policy Period:    8-25-92 to 10-10-01
                                              Genesee Corporation
                                              Ontario Foods, Incorporated
                            Named Insured:    GBC Liquidating Corp. formerly
                                              known as Genesee Brewing Company,
                                              Inc.
                                              Fred Koch Brewery
                            Agent:            Dave Gosling

                       SCHEDULE OF FORMS AND ENDORSEMENTS

FORM NUMBER       ED. DATE     FORM TITLE
WC 99 99 28                    Privacy Statement
WC 99 99 00       (02 96)      Cover Page
WC 00 00 00A      (04 92)      Workers' Compensation and Employers' Liability Insurance Policy
WC 00 00 01A      (02 96)      Workers' Compensation and Employers' Liability Insurance Policy Information Page
WC 31 03 08       (04 84)      New York Limit of Liability Endorsement
WC 99 31 02       (06 05)      New York Self Insurance Replacement Endorsement

WC 99 99 03 (07 02)

WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY        WC 31 03 08

                     NEW YORK LIMIT OF LIABILITY ENDORSEMENT

This endorsement applies only to the insurance provided by Part Two (Employers Liability Insurance) because New York is shown in Item 3.A. of the Information Page.

We may not limit our liability to pay damages for which we become legally liable to pay because of bodily injury to your employees if the bodily injury arises out of and in the course of employment that is subject to and is compensable under the Workers' Compensation Law of New York.

This endorsement changes the policy to which it is attached and is effective on the date issued unless otherwise stated.
(THE INFORMATION BELOW IS REQUIRED ONLY WHEN THIS ENDORSEMENT IS ISSUED SUBSEQUENT TO PREPARATION OF THE POLICY.)

Endorsement Effective   6-1-2005    Policy No. LPT 149 NY        Endorsement No.

Insured    Genesee  Corporation                                  Premium $ INCL.

Insurance Company SAFETY NATIONAL CASUALTY CORPORATION

                                        Countersigned By /s/ David E. Gosling
                                                         ----------------------


 WC 31 03 08 (04 84)                                                 Page 1 of 1

(c) 1987 NEW YORK COMPENSATION INSURANCE RATING BOARD

SAFETY NATIONAL CASUALTY CORPORATION

WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY        WC 99 31 02

                 NEW YORK SELF INSURANCE REPLACEMENT ENDORSEMENT

This endorsement changes the policy to which it is attached and is effective on the date issued unless otherwise stated.

A. NATURE OF THE POLICY. Subject to the approval of the New York Superintendent of Insurance and the Workers' Compensation Board and consistent with the requirements of the New York Workers' Compensation Law, the policy substitutes for your self-insurance for your workers' compensation risk pursuant to New York State Workers' Compensation Law for the policy period, and is without recourse against you.

B. EXPENSES. The policy does not obligate us to reimburse you for any amounts you have paid as benefits or any expenses that you have incurred, including, but not limited to, any defense costs or expenses similar to those described in Part One (Workers Compensation Insurance) Section D. or Part Two (Employers Liability Insurance) Section B. that you paid or incurred before the policy's effective date.

C. PREMIUM. Notwithstanding any provision set forth in Part Five (Premium) to the contrary, the premium herein is fixed at 2,360,000 payable in advance of the Policy's effective date and not subject to revision or adjustment.

D. CANCELLATION. Notwithstanding any provision set forth in Part Six (Conditions), Items D.1., D.2. and D.3., the policy is not cancellable.

E. "WORKERS' COMPENSATION SELF INSURANCE REPLACEMENT" as used herein means the assumption by us of all outstanding or incurred but not yet paid, known and unknown obligations of the Named Insured as a formally qualified self insurer, under one or more specified Workers' Compensation Acts, to pay workers' compensation benefits for claims incurred between 8-25-1992 and 10-10-2001.

This endorsement changes the policy to which it is attached and is effective on the date issued unless otherwise stated.
(THE INFORMATION BELOW IS REQUIRED ONLY WHEN THIS ENDORSEMENT IS ISSUED SUBSEQUENT TO PREPARATION OF THE POLICY.)

Endorsement Effective 6-1-2005     Policy No. LPT 149 NY       Endorsement No. 1

Insured Genesee Corporation                                    Premium $ INCL.

Insurance Company Safety National Casualty Corporation

                                        Countersigned By /s/ David E. Gosling
                                                         ----------------------


WC 99 31 02 (06 04)                                                  Page 1 of 1